Exhibit 10.32

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of March 6, 2018 (the “Second Amendment Date”) and made, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and REGULUS THERAPEUTICS INC., a Delaware corporation with offices located at 10614 Science Center Dr., San Diego, California 92121 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of June 17, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;
WHEREAS, Borrower wishes to transfer certain equipment (“Listed Equipment”) set forth on Exhibit A hereto to a third party capital leasing company as specified in writing by the Borrower to the Collateral Agent and the Required Lenders in connection with this Amendment (such specified third party capital leasing company, or such other third party capital leasing as the Company and the Collateral Agent and the Required Lenders agree to, the “Leasing Company”) for a consideration of $491,637;
WHEREAS, the Listed Equipment is part of the Collateral;
WHEREAS, Section 7.1 of the Loan Agreement requires the Borrower to obtain the consent of the Required Lenders prior to transferring any portion of the Collateral other than as set forth in Section 7.1 and Borrower has requested Required Lenders to consent to the transfer of the Listed Equipment to Leasing Company for a consideration of $491,637;
WHEREAS, the Collateral Agent and Required Lenders have agreed to provide such consent, but only to the extent set forth herein, in accordance with the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties set forth herein; and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Subject to the terms and conditions hereof, the Collateral Agent and the Required Lenders hereby consent to the transfer of the Listed Equipment to the Leasing Company for a consideration of $491,637.

3.	Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the last day of the calendar month during which the Funding Date occurs. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule with respect to the Term Loans equal to (A) twenty-four (24) months, if the Equity Event does not occur and (B) fifteen (15) months if the Equity Event occurs. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

4.
Section 2.5 of the Loan Agreement is hereby amended by deleting the word “and” immediately following Section 2.5(d), replacing “.” at the end of Section 2.5(e) with “; and” and adding Section 2.5(f) thereto as follows:

(f)    Second Amendment Fee. A fully earned and non-refundable second amendment fee in the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00), which shall become due and payable, if the Equity Event occurs, upon the earlier of: (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d).

5.	The Amortization Table attached to the Disbursement Letter dated as of the Effective Date is hereby amended and restated as set forth on the Amortization Table attached as Exhibit B hereto.

6.	Section 6.2(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(iii)    as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (which may, however, contain a going concern uncertainty paragraph so long as no Event of Default has occurred and is continuing) on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;

7.	The following Section 6.2(d) is hereby added to the Loan Agreement:

(d) Deliver to Collateral Agent and Alexandria Real Estate, as soon as available, but no later than (i) thirty (30) days after the end of each fiscal quarter and (ii) thirty (30) days after the last day of each month in which Borrower has delivered in excess of One Hundred Thousand Dollars ($100,000) worth of new Collateral to the property located at 10614 Science Center Dr., San Diego, CA 92121, an updated, fully comprehensive, Exhibit A to the landlord lien waiver among Alexandria Real Estate, Borrower and Collateral Agent.

8.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Alexandria Real Estate” means ARE-SD REGION NO.44, LLC, a Delaware limited liability company.

“Equity Event” is the receipt by Borrower, on or after March 6, 2018 and on or prior to June 30, 2018, of unrestricted net cash proceeds of not less than Thirty Million Dollars ($30,000,000.00) from (i) the issuance and sale by Borrower of its unsecured subordinated convertible debt and/or equity securities and/or (ii) “up front” or milestone payments in connection with a joint venture, collaboration or other partnering transaction.

9.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Amortization Date” is (i) July 1, 2018, if the Equity Event does not occur and (ii) April 1, 2019, if the Equity Event occurs.

10.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating clause (e) of the definition of “Permitted Indebtedness” therein as follows:

(e)    Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed One Million Six Hundred Thousand Dollars ($1,600,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

11.	The form of the Compliance Certificate (Exhibit C to the Loan Agreement) is hereby amended and restated as set forth on Exhibit C attached hereto.

12.	Limitation of Amendment.

a.
The amendments and consents set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

13.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

14.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

15.	This Amendment shall be deemed effective as of the Second Amendment Date upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto.

16.
Borrower agrees to promptly pay (but in no event in less than 5 Business Days of invoice date) all unpaid Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

17.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

18.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

REGULUS THERAPEUTICS INC.

By /s/ Daniel Chevallard
Name: Daniel Chevallard
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

Exhibit A

Equipment

Description	Vendor	Cost	In-Service Date
Memory Upgrade for Bioinformatic Servers	[…***…]	$ […***…]	1/6/17
AKTA Pure 150	[…***…]	$ […***…]	7/7/17
Next Seq - 500 Sequencing System	[…***…]	$ […***…]	1/26/17
Fluorescence Stereoscope	[…***…]	$ […***…]	3/16/17
Attune NXT AFC BRV - Laser	[…***…]	$ […***…]	10/6/17
DFC Camera	[…***…]	$ […***…]	3/16/17
Meso QuickPlex Sq 120	[…***…]	$ […***…]	2/1/17

$ […***…]

***Confidential Treatment Requested

Exhibit B

Amortization Table

Please see attached.

Oxford Finance LLC
Amortization Table
Regulus AA01

	Start Date:	6/22/2016		Disclaimer:
	Interest Rate:	8.96%		THIS IS A STANDARD AMORTIZATION
	Term:	47	32 IO + 15 PI	SCHEDULE. IT IS NOT INTENDED TO BE
	Payment:	Varies		USED FOR PAYOFF PURPOSES.
	Final Payment:	$1,100,000.00	5.50%
	Amount:	20,000,000.00		THIS AMORTIZATION SCHEDULE REPRESENTS A
	Interim Interest Days:	9		FLOATING INTEREST RATE LOAN. INTEREST RATE
	Interim Interest:	$44,800.00		CHARGED MAY DIFFER FROM RATE PER THIS
				SCHEDULE BASED ON THE TERMS OF THE
				LOAN AGREEMENT

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance

	7/1/16	Interim Interest Due				$20,000,000.00
1	8/1/16	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
2	9/1/16	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
3	10/1/16	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
4	11/1/16	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
5	12/1/16	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
6	1/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
7	2/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
8	3/1/17	$20,000,000.00	$139,377.78	$139,377.78	$0.00	$20,000,000.00
9	4/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
10	5/1/17	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
11	6/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
12	7/1/17	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
13	8/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
14	9/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
15	10/1/17	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
16	11/1/17	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
17	12/1/17	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
18	1/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00

19	2/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
20	3/1/18	$20,000,000.00	$139,377.78	$139,377.78	$0.00	$20,000,000.00
21	4/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
22	5/1/18	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
23	6/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
24	7/1/18	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
25	8/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
26	9/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
27	10/1/18	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
28	11/1/18	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
29	12/1/18	$20,000,000.00	$149,333.33	$149,333.33	$0.00	$20,000,000.00
30	1/1/19	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
31	2/1/19	$20,000,000.00	$154,311.11	$154,311.11	$0.00	$20,000,000.00
32	3/1/19	$20,000,000.00	$139,377.78	$139,377.78	$0.00	$20,000,000.00
33	4/1/19	$20,000,000.00	$1,487,644.44	$154,311.11	$1,333,333.33	$18,666,666.67
34	5/1/19	$18,666,666.67	$1,472,711.11	$139,377.78	$1,333,333.33	$17,333,333.33
35	6/1/19	$17,333,333.33	$1,467,069.63	$133,736.30	$1,333,333.33	$16,000,000.00
36	7/1/19	$16,000,000.00	$1,452,800.00	$119,466.67	$1,333,333.33	$14,666,666.67
37	8/1/19	$14,666,666.67	$1,446,494.81	$113,161.48	$1,333,333.33	$13,333,333.33
38	9/1/19	$13,333,333.33	$1,436,207.41	$102,874.07	$1,333,333.33	$12,000,000.00
39	10/1/19	$12,000,000.00	$1,422,933.33	$89,600.00	$1,333,333.33	$10,666,666.67
40	11/1/19	$10,666,666.67	$1,415,632.59	$82,299.26	$1,333,333.33	$9,333,333.33
41	12/1/19	$9,333,333.33	$1,403,022.22	$69,688.89	$1,333,333.33	$8,000,000.00
42	1/1/20	$8,000,000.00	$1,395,057.78	$61,724.44	$1,333,333.33	$6,666,666.67
43	2/1/20	$6,666,666.67	$1,384,770.37	$51,437.04	$1,333,333.33	$5,333,333.33
44	3/1/20	$5,333,333.33	$1,371,828.15	$38,494.81	$1,333,333.33	$4,000,000.00
45	4/1/20	$4,000,000.00	$1,364,195.56	$30,862.22	$1,333,333.33	$2,666,666.67
46	5/1/20	$2,666,666.67	$1,353,244.44	$19,911.11	$1,333,333.33	$1,333,333.33
47	6/1/20	$1,333,333.33	$1,343,620.74	$10,287.41	$1,333,333.33	$0.00
Final	6/1/20	Final Payment	$1,100,000.00	$1,100,000.00	$0.00

		Totals	$27,160,610.37	$7,160,610.37	$20,000,000.00

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	REGULUS THERAPEUTICS INC.

The undersigned authorized officer (“Officer”) of REGULUS THERAPEUTICS INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _______________ with all required covenants in the Loan Agreement except as noted below;
(b)    There are no Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports or extensions therefor, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements - balance sheet and income statement	Monthly within 30 days		Yes	No	N/A
2)	Financial statements - cash flow statement	Quarterly within 45 days		Yes	No	N/A
3)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A
4)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 45 days of FYE), and when revised		Yes	No	N/A

5)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Updated Exhibit A to Landlord Waiver	Quarterly within 30 days, and in any month in which new Collateral in excess of $100,000 was delivered to 10614 Science Center Dr., San Diego, California 92121		Yes	No	N/A

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No
4)
Have there been any amendments of or other changes to the Borrower’s Operating Documents or any of its Subsidiaries’ Operating Documents? If the Borrower is no longer subject to Securities Exchange Act of 1934, as amended, have there been any material changes to the capitalization of Borrower? If yes, please provide copies of any such amendments or changes to the Operating Documents and capitalization table, as applicable, with this Compliance Certificate.
		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

REGULUS THERAPEUTICS INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo